Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BIOLASE, Inc.

Lake Forest, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-276684, 333-194889, 333-144095, 333-112173, 333-130677, 333-177339, 333-204059, 333-224832 and 333-150105), Form S-1 (Nos. 333-274504, 333-273372, 333-271660, 333-239876, 333-268528, 333-240060, and 333-238914), and Form S-3 (Nos. 333-266852, 333-233172, 333-222564, 333-219406, 333-200623, 333-198291, 333-214281, 333-175664, 333-141417, 333-106290, 333-89692, and 333-58329) of Biolase, Inc. (the “Company”) of our report dated March 21, 2024, relating to the consolidated financial statements and schedule listed in the index appearing under Item 15(a)(2), which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Macias Gini & O’Connell, LLP

Macias, Gini & O’Connell, LLP

Irvine, California

March 21, 2024